SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2012

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-14.1 — Amended and Restated Code of Ethics for Financial Executives.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

   As further described under Item 5.07 below, on May 10, 2012, the stockholders of NV Energy, Inc. (the “Company”) approved at their Annual Meeting an amendment and restatement of the Company’s 2003 Non-Employee Director Stock Plan (the “NEDSP”).  The terms of the NEDSP are in all material respects the same as the prior version of the plan, except that (1) the termination date of the NEDSP was extended from December 31, 2012 to December 31, 2022, (2) the total number of shares authorized for issuance under the NEDSP was increased from 700,000 to 1,400,000 shares and (3) the method of determining the market price of the Company’s Common Stock for purposes of calculating the number of shares issuable to participants was changed from a 30-day average to the grant date fair value so as to be consistent with FASC ASC 718.  In addition, various other minor changes were made to clarify the operation and administration of the NEDSP.

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

   On May 10, 2012, the Audit Committee of the Board of Directors amended and restated the Company’s Code of Ethics applicable to the Company’s financial executives.  The material changes to the Code of Ethics were:  to clarify that the policy supplements but does not replace the Company’s general statement of principles, policies and procedures (entitled “The Power of Integrity – Our Code of Business Conduct”), to clarify and update the procedures for reporting significant or material deficiencies or weaknesses in internal controls, fraud, attempts to improperly influence the independent auditors, or other violations of the Code of Ethics, and to strengthen the provisions ensuring confidentiality of those making reports and protecting against retaliation.  In addition, various other minor changes were made to clarify the interpretation, operation and administration of the Code of Ethics.  A copy of the Amended and Restated Code of Ethics is filed herewith as Exhibit 14.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

   The Company held its annual meeting of stockholders on May 10, 2012. Each matter voted upon at the meeting and the results of the voting on each such matter are presented below.

Proposal 1 – Election of ten (10) directors to serve one-year terms and until their successors are elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joseph B. Anderson, Jr.	177,293,299	25,316,680	226,721	15,847,296
Glenn C. Christenson	201,589,755	1,012,815	234,130	15,847,296
Susan F. Clark	201,656,990	975,636	204,074	15,847,296
Stephen E. Frank	169,076,097	33,525,350	235,253	15,847,296
Brian J. Kennedy	201,660,482	945,515	230,703	15,847,296
Maureen T. Mullarkey	201,626,143	995,707	214,850	15,847,296
John F. O’Reilly	200,471,906	2,144,275	220,519	15,847,296
Philip G. Satre	200,980,868	1,629,012	226,820	15,847,296
Donald D. Snyder	166,986,826	35,617,321	232,553	15,847,296
Michael W. Yackira	200,795,774	1,829,195	211,731	15,847,296

All ten nominees for director were elected.

Proposal 2 – Advisory vote on the Company’s executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
198,416,694	3,975,040	444,966	15,847,296

The advisory vote on the  Company’s executive compensation was approved.

Proposal 3 – Proposal to approve the amendment and restatement of the Company’s 2003 Non-Employee Director Stock Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
199,247,037	3,262,632	327,031	15,847,296

    The amendment and restatement of the Company’s 2003 Non-Employee Director Stock Plan was approved.

Proposal 4 – Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2012.

Votes For	Votes Against	Abstentions
217,068,077	1,381,322	234,597

The appointment of Deloitte & Touche LLP was ratified.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits — The following exhibit is filed with this Form 8-K:

   EX-14.1 — Amended and Restated Code of Ethics for Financial Executives, dated May 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NV Energy, Inc. (Registrant)
Date: May 14, 2012	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer